UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JUNE 30, 2005

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25717 (Commission File Number)	86-0876964 (I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

(832) 204-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 9. 01 Financial Statements and Exhibits
Agreement to Amend Note

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

     On June 30, 2005, Petrohawk Energy Corporation (“Petrohawk”) and PHAWK, LLC (“PHAWK”) entered into an Agreement to Amend Note (the “Agreement”) relating to that certain $35,000,000 8% Convertible Promissory Note dated as of May 25, 2004, due May 25, 2009, made by Petrohawk, as maker, in favor of PHAWK, as payee, which contained a provision providing for conversion into 8,750,000 shares of Petrohawk common stock at any time after May 25, 2006 (the “Note”). The Agreement provided that the Note would convert on June 30, 2005 in connection with Petrohawk’s payment to PHAWK of a premium payment in the amount of $2,410,621.73, which represented the interest that would have been payable under the Note had it been held until May 25, 2006, discounted at 10%. Pursuant to the Agreement, PHAWK converted the note into 8,750,000 shares of Petrohawk common stock on June 30, 2005.

     A Special Committee of one disinterested director, Mr. Robert C. Stone, Jr., was formed by Petrohawk’s board of directors to evaluate and approve or disapprove of Petrohawk’s entry into the Agreement due to certain officers and directors of Petrohawk owning interests in PHAWK. On June 30, 2005, the Special Committee concluded its evaluation and determined that it was in Petrohawk’s best interests to enter into the Agreement. Accordingly, on that same date, the Special Committee approved Petrohawk’s entry into the Agreement.

     Messrs. David B. Miller, D. Martin Phillips, Daniel A. Rioux, Tucker S. Bridwell, James L. Irish, III, and Floyd C. Wilson, six of the seven current directors of Petrohawk, have interests in PHAWK. Mr. Wilson, Chairman of the Board, President and Chief Executive Officer of Petrohawk is also President and Chief Executive Officer of PHAWK. Messrs. Miller and Phillips, both directors of Petrohawk, are also directors of PHAWK. Each of Messrs. Bridwell and Irish has made less than a 0.2% capital contribution each to PHAWK, but does not hold any directorship or office in PHAWK and is not otherwise affiliated with PHAWK. Mr. Rioux is also a director of PHAWK.

Item 9. 01 Financial Statements and Exhibits

     (c)   Exhibits

10.1	Agreement to Amend Note by and between Petrohawk Energy Corporation and PHAWK, LLC dated June 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

PETROHAWK ENERGY CORPORATION
Date: July 5, 2005	By:	/s/ Shane M. Bayless
Shane M. Bayless
Vice President-Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Agreement to Amend Note by and between Petrohawk Energy Corporation and PHAWK, LLC dated June 30, 2005